Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:        Vubotics, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Form SB-2 Registration Statement, Amendment No. 1, of our report, dated March 29, 2006 , relating to the financial statements of Vubotics, Inc. for the year ended December 31, 2005 and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ E. Philip Bailey CPA, PC
E. Philip Bailey CPA, PC

Atlanta, Georgia
January 23, 2007